As filed with the Securities and Exchange Commission on December 7, 1998

                                     Registration No. 333-

          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549

                       FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                  CUMULUS MEDIA INC.
(Exact Name of Registrant as Specified in its Charter)

      Illinois                                   36-4159663
     (State of                                (I.R.S. Employer
   Incorporation)                              Identification
                                                   Number)

111 East Kilbourn Avenue, Milwaukee, Wisconsin     53202
(Address of Principal Executive Offices)         (Zip Code)


 CUMULUS MEDIA INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
               (Full title of the plan)


        Richard W. Weening, Executive Chairman
     Lewis W. Dickey, Jr., Executive Vice Chairman
                  Cumulus Media Inc.
               111 East Kilbourn Avenue
              Milwaukee, Wisconsin  53202
        (Name and Address of Agent for Service)
                    (414) 615-2800
 (Telephone Number, including area code, of Agent for
                       Service)



                       Copy to:

                  Patricia L. Leiker
                 Godfrey & Kahn, S.C.
                780 North Water Street
           Milwaukee, Wisconsin  53202-3590
                    (414) 273-3500


            CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
   Title of          Amount       maximum       maximum       Amount of
  securities         to  be       offering      aggregate   registration
to be registered   registered      price        offering       fee (1)
                                per share (1)     price

Class A Common     1,000,000        N/A       $ 12,625,000   $ 3,509.75
    Stock

 (1) The registration fee with respect to the Class A
Common Stock was calculated pursuant to Rule 457(c) and
(h) under the Securities Act of 1933, as amended (the
"Securities Act"). The registration fee is based on the average of the high and low price per share of Cumulus Media Inc. Class A Common Stock on December 2,
1998 on the Nasdaq National Market, as reported in the Midwest Edition of The Wall Street Journal on December 3,
1998 ($12.625).

                        PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement:

          (a)    The Registrant's latest prospectus
            filed pursuant to Rule 424(b) under the
            Securities Act of 1933, as amended (the
            "Securities Act");

          (b)    The Registrant's Current Report on
            Form 8-K filed July 17, 1998, and the
            Registrant's Amendment No. 1 to Current
            Report on Form 8-K/A filed August 13,
            1998;

          (c)    The Registrant's Quarterly Reports on
            Form 10-Q for the quarters ended June 30 and September 30, 1998; and

          (d)    The description of the Registrant's
            Class A common stock, $0.01 par value
            contained in the Registrant's Registration
            Statement on Form 8-A filed June 24, 1998 pursuant to Section 12 of the Securities
            Exchange Act of 1934, as amended (the
            "Exchange Act"), and any amendment or
            report filed for the purpose of updating such description.

          All documents subsequently filed by the
     Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 6.   Indemnification of Directors and Officers.

          The general effect of the provisions in the Registrant's Articles of Incorporation and
     Illinois Law is to provide that the Registrant shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor opposed to the best interests of the Registrant. With respect to legal proceedings by or in the right of the Registrant in which a director or officer is adjudged liable for improper performance of his duty to the Registrant or another enterprise which such person served in a similar capacity at the request of the Registrant, indemnification is limited by such provisions of that amount which is permitted by the court.

          The Registrant maintains officers' and
     directors' liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities. The
     Registrant has also entered into indemnification agreements with its directors and officers.

Item 8.   Exhibits.

          4    Cumulus Media Inc. 1998 Employee Stock
               Purchase Plan.

          5    Opinion of Godfrey & Kahn, S.C.
               regarding legality of the Common Stock being registered.

          23.1 Consent of PricewaterhouseCoopers LLP.

          23.2 Consent of KPMG Peat Marwick LLP.

          23.3 Consent of Plante & Moran, LLP.

          23.4 Consent of Johnson, Miller & Co. (New
               Frontier Communications, Inc.)

          23.5 Consent of Johnson, Miller & Co. (KLUR, KQXC,
               KYYI Radio)

          23.6 Consent of McGladrey & Pullen, LLP.

          23.7 Consent of Godfrey & Kahn, S.C., included in
               Exhibit 5.


Item 9.   Undertakings.*

          The Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
          Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of
          a post-effective amendment any of the
          securities being registered which remain unsold at the termination of the offering.

     (b) (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  (5)  Insofar as indemnification for
          liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the
          Registrant has been advised that in the
          opinion of the Securities and Exchange
          Commission such indemnification is against public policy as expressed in the Securities
          Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     ____________________

     *Paragraphs correspond to Item 512 of Regulation S-K.

                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 23, 1998.

                              CUMULUS MEDIA INC.

                              By:/s/ Richard W. Weening
                                 ------------------------
                                 Richard W. Weening
                                 Executive Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Richard W. Weening                  Date:  November 23, 1998
---------------------------
Richard W. Weening
Executive Chairman,
Treasurer and Director


/s/ Lewis W. Dickey, Jr.                Date:  November 23, 1998
---------------------------
Lewis W. Dickey, Jr.
Executive Vice Chairman
and Director


/s/ William M. Bungeroth                Date:  November 23, 1998
---------------------------
William M. Bungeroth
President and Director


/s/ Richard J. Bonick, Jr.              Date:  November 23, 1998
----------------------------
Richard J. Bonick, Jr.
Vice President and Chief
Financial Officer
(Principal Accounting Officer)


/s/ Robert H. Sheridan, III             Date:  November 23, 1998
------------------------------
Robert H. Sheridan, III
Director


/s/ Ralph B. Everett                    Date:  November 23, 1998
-------------------------------
Ralph B. Everett
Director

                     EXHIBIT INDEX

     Exhibits

          4    Cumulus Media Inc. 1998 Employee Stock
               Purchase Plan.

          5    Opinion of Godfrey & Kahn, S.C.
               regarding legality of the Common Stock being registered.

          23.1 Consent of PricewaterhouseCoopers LLP.

          23.2 Consent of KPMG Peat Marwick LLP.

          23.3 Consent of Plante & Moran, LLP

          23.4 Consent of Johnson, Miller & Co. (New
               Frontier Communications, Inc.)

          23.5 Consent of Johnson, Miller & Co. (KLUR, KQXC,
               KYYI Radio)

          23.6 Consent of McGladrey & Pullen, LLP.

          23.7 Consent of Godfrey & Kahn, S.C., included in
               Exhibit 5.